Exhibit 99.1

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INDEPENDENT AUDITOR’S REPORT

To the Shareholders of

Grupo Vasconia, S. A. B. and Subsidiaries

We have audited the accompanying consolidated financial statements of Grupo Vasconia, S. A. B. and Subsidiaries, which comprise the consolidated statements of financial position as at December 31, 2013 and 2012, and the consolidated statements of income, changes in shareholders’ equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with International Standards on Auditing and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Castillo Miranda y Compañía, S. C., una sociedad civil mexicana de contadores públicos y consultores de empresas, es miembro de BDO International Limited, una compañía limitada por garantía del Reino Unido, y forma parte de la red internacional de firmas independientes miembro de BDO.

Opinion

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of Grupo Vasconia, S. A. B. and Subsidiaries as of December 31, 2013 and 2012, and its consolidated results, its changes in shareholders’ equity and its consolidated cash flows for the years then ended, in conformity with International Financial Reporting Standards, which differ in certain respects from accounting principles generally accepted in the United States (See Note 26 to the consolidated financial statements).

Emphasis of matter

As mentioned in Note 4 to the financial statements, the Company adopted for first time the International Financial Reporting Standards (IFRS) for the year ended December 31, 2012. Such adoption affected the previously reported consolidated financial statements for the year ended December 31, 2011, which were presented under Mexican Financial Reporting Standards. Note 23 shows the effects of the adoption of IFRS. This had no effect on our opinion.

Paragraph of other issues

These consolidated financial statements have been translated into English solely for the convenience of readers of this language. In all cases, where there are any disagreements between the English and Spanish versions, the Spanish version shall be considered authoritative and controlling.

CASTILLO MIRANDA Y COMPAÑÍA, S. C.

Bernardo Soto Peñafiel, CPA

Mexico, City

February 28, 2014

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